RESTATED SHARE TRANSFER AGREEMENT AND TRUST DEED

This restated agreement (the "Agreement") made as of and with effect from May 31, 2002.

AMONG:

Campney & Murphy, Barristers and Solicitors, c/o 2100 - 1111 West Georgia Street, Vancouver, British Columbia V6E 4M3;

(the "Trustee")

AND:

430692 B.C. Ltd., c/o 1700 - 1075 West Georgia Street, Vancouver, British Columbia V6E 3C9;

(the "Owner")

AND:

Entrée Gold Inc., at 1400 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1;

(the "Company")

WHEREAS:

A. The Owner is the owner of 5,460,000 fully paid common shares without par value (the "Shares") in the capital of the Company;

B. The Shares are "founders' shares" issued for nominal consideration to previous principals of the Company;

C. The Shares are subject to an escrow agreement dated July 19, 1995 attached as schedule "A" (the "Escrow Agreement");

D. The Owner has agreed to transfer its interest in the Shares to the Company and the Company has agreed to transfer its interest in the Shares to the Trustee for the purpose of the Trustee holding the Shares on behalf of present and future employees, officers and directors of the Company pursuant to this Agreement;

E. This Agreement, as originally executed, does not adequately define the status of the Shares and uncertainty has arisen as to whether:

    the Shares have been returned to treasury and are held by the Trustee as a mere nominee of the Company; or

    the Shares are held by the Trustee for the benefit of present and future employees, officers and directors of the Company;

F. The ownership of the Shares by the Trustee as a mere nominee of the Company and the return of the Shares to treasury would be inconsistent with:

    the intention of the parties to this Agreement;

    provisions relating to the payment of dividends in the Escrow Agreement and subsection 238(2) of the Company Act (British Columbia);

    provisions relating to the voting rights in the Escrow Agreement and subsection 238(2) of the Company Act (British Columbia); and

    the way in which founders shares are ordinarily dealt with; and

G. The parties wish to rectify the agreement as originally executed to clarify the status of the Shares and to eliminate the inaccurate wording and the inconsistencies.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Rectification

1. The parties to this Agreement wish to confirm that:

(a) The Company purchased the Shares from the Owner for the sum of one dollar.

(b) The Owner transferred the Shares to the Trustee as nominee for the Company.

(c) The Company transferred the Shares to the Trustee for the sum of one dollar to be held in trust for the current and future employees, officers and directors of the Company pursuant to this Agreement.

(d) The Trustee will transfer the Shares, subject to the escrow agreements and regulatory approval, to employees, officers and directors at the direction of the directors of the Company (the "Directors").

(e) Shares transferred pursuant to (d) above will be transferred to the employees, officers and directors by virtue of their employment with the Company for no consideration.

Restated Transfer Agreement

2. Upon and subject to the terms and conditions set out in this Agreement, the Owner sells, assigns and transfers the Shares to the Company, and the Company purchases from the Owner, the Shares in consideration for the sum of one dollar (the receipt and sufficiency of which is hereby acknowledged).

3. Upon and subject to the terms and conditions set out in this Agreement, the Company sells, assigns and transfers the Shares to the Trustee, and the Trustee purchases from the Company, the Shares in consideration for the sum of one dollar (the receipt and sufficiency of which is hereby acknowledged).

4. The Owner herewith delivers an irrevocable power of attorney to transfer the Shares, medallion guaranteed as required and executed in blank to the Trustee, such irrevocable transfer to be held in trust by the Trustee until the condition in Section 5 is satisfied.

5. The purchase and sale of the Shares contemplated by this Agreement is conditional upon receiving the necessary consents or approvals of securities regulatory authorities, including the TSX Venture Exchange (the "TSXV"), with respect to the sale by the Owner to the Company and the Company to the Trustee, which consent shall be obtained by the Trustee. Upon receipt of such consents or approvals, the Trustee shall be authorized to effect the share transfer by releasing the irrevocable power of attorney from the Owner.

6. If securities regulatory approval is not received within 180 days from the date hereof, the Trustee shall return the irrevocable power of attorney to transfer shares to the Owner. Notwithstanding the foregoing, the Trustee hereby undertakes to the Owner to use its best efforts to obtain regulatory approval and to effect the transfer of the shares to the Trustee as soon as possible after the date hereof.

7. The Trustee declares that it holds the Shares and, subject to the terms of the Escrow Agreement, all dividends and interest accrued or to accrue thereon in trust for the current and future employees, officers and directors of the Company and agrees to transfer the Shares, for no consideration, and the dividends and interest payable in respect thereof to employees, officers and directors of the Company as the Directors from time to time direct.

8. The Trustee acknowledges that it will hold the Shares in trust for the current and future employees, officers and directors of the Company and will affect a transfer, for no consideration, of the Shares to one or more of the current and future employees, officers and directors of the Company upon receipt of written instructions from the Directors.

9. A transfer of Shares will only be made to an employee, officer and director in his or her capacity as an employee, officer and director of the Company.

10. Neither the Trustee nor the Company will have an equitable or beneficial interest in the Shares, and the equitable and beneficial interest in the Shares will be vested solely and exclusively in the current and future employees, officers and directors of the Company.

11. Upon written direction from the Directors and subject to TSXV approval, the Trustee will transfer, for no consideration, all or a portion of the Shares to an employee, officer and director designated by the Directors, who will take the Shares subject to the Escrow Agreement.

12. The Company will at all times indemnify and keep indemnified the Trustee, his personal representatives, estate and effects, against all liabilities which the Trustee may incur by reason of the Shares or any of them being so registered in the name of the Trustee as stated above and in particular will punctually pay all costs and expenses incurred by the Trustee in the execution of the trusts of this Trust Deed.

13. The Owner hereby represents and warrants that it is the legal and beneficial owner of the Shares and has good and marketable title to the Shares free and clear, to the best of the Owner's knowledge, of any actual or pending liens, charges, claims, options, set-offs, encumbrances or other limitations or restrictions of any nature whatsoever, save and except for the restrictions imposed by the Escrow Agreement.

General

14. The provisions contained herein constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

15. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16. The parties hereby covenant and agree to use their best efforts to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of this Agreement.

17. Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement this 10th day of November, 2003.

CAMPNEY & MURPHY /s/ Signed Authorized Signatory
ENTRÉE GOLD INC. By: /s/ James Harris Authorized Signatory	430692 B.C. LTD. By: /s/ Janet W. Campbell Authorized Signatory